Exhibit 99.1

Media Contact:
Sean Reid
Cognos, 613-738-1440
Sean.reid@cognos.com

Investor Relations:
John Lawlor
613-738-3503
john.lawlor@cognos.com

Cognos® Reports Second Quarter Fiscal Year 2007 Financial Results

—Second quarter revenue and earnings exceed company’s preliminary estimates —

Ottawa, ON & Burlington, MA, September 21, 2006 – Cognos Incorporated (Nasdaq: COGN; TSX: CSN) (all figures in U.S. dollars), the world leader in business intelligence (BI) and performance management solutions, today announced financial results for its second quarter of fiscal year 2007, ended August 31, 2006.

Revenue for the second quarter was $229.9 million, compared with $212.0 million for the same period last fiscal year. License revenue was $78.0 million, compared with $78.6 million in the second quarter of last fiscal year.

Net income on a U.S. GAAP basis in the quarter was $23.8 million or $0.26 per diluted share, compared with $24.9 million or $0.27 per diluted share for the same period last fiscal year. Net income on a non-GAAP basis (excluding amortization of acquisition-related intangible assets and stock-based compensation expense) for the quarter was $30.0 million or $0.33 per diluted share, compared with $29.9 million or $0.32 per diluted share for the same period last fiscal year.

Revenue for the first six months of fiscal year 2007, ended August 31, 2006, was $446.9 million, compared with $412.1 million for the same period last fiscal year. Net income on a U.S. GAAP basis in the first six months was $38.3 million or $0.42 per diluted share, compared with $45.3 million or $0.48 per diluted share for the same period last fiscal year. Net income on a non-GAAP basis (excluding amortization of acquisition-related intangible assets and stock-based compensation expense) for the first six months of this fiscal year was $49.8 million or $0.55 per share, compared with $54.9 million or $0.59 per diluted share for the same period last fiscal year.

Second quarter non-GAAP results differ from results measured under U.S. GAAP as they exclude $1.7 million and $5.7 million of amortization of acquisition-related intangible assets and stock-based compensation expense, before taxes, respectively. This is an increase of $0.07 per share, in the aggregate, after the effect of taxes. Non-GAAP results for the first six months differ from results measured under U.S. GAAP as they exclude $3.4 million and $10.8 million of amortization of acquisition-related intangible assets and stock-based compensation expense, before taxes, respectively. This is an increase of $0.13 per share, in the aggregate, after the effect of taxes. A reconciliation of U.S. GAAP to non-GAAP results is included at the end of this press release.

“I am pleased with these results,” said Cognos president and chief executive officer, Rob Ashe. “Our solutions are strong. We have increased our sales capacity and taken action to streamline our organization. I believe we are very well positioned for the second half of the year and beyond.”

Recent Highlights:

•	10 contracts greater than $1 million in the second quarter, reflecting continued strong large deal performance

•	366 sales representatives at the end of the second quarter, an increase of 23 from the end of the first quarter

•	Strong balance sheet performance – Second quarter operating cash flow of $16.1 million; Days sales outstanding (DSOs) for accounts receivable were 57 days; $618.1 million in cash, cash equivalents, and short-term investments as of the end of the quarter

•	Announced operating margin improvement plan on September 7, 2006 that will generate annualized pre-tax savings of approximately $28 million

Mr. Ashe continued, “Our priorities for the second half of the year are to deliver improved revenue performance, margins and customer success as a result of the action we took on September 7.”

Business Outlook

The company’s outlook for the third quarter and full fiscal year 2007 assumes no significant changes in the economy, a U.S. GAAP tax rate of 24% and a Canadian dollar of $0.89 U.S. and a Euro of $1.27 U.S. for the year. It also includes third quarter restructuring charges of approximately $28 million, before taxes, associated with the company’s operating margin improvement plan announced September 7, 2006.

Management offers the following outlook for the third quarter of fiscal year 2007 ending November 30, 2006:

•	Revenue is expected to be in the range of $237 million to $245 million

•	U.S. GAAP diluted earnings per share are expected to be in the range of $0.10 to $0.14

•	Non-GAAP diluted earnings per share are expected to be in the range of $0.40 to $0.44

Expected non-GAAP diluted earnings per share for the quarter ending November 30, 2006 exclude approximately $1.7 million of amortization of acquisition-related intangible assets, approximately $5.9 million of stock-based compensation expense, and approximately $28.0 million of restructuring charges related to the company’s operating margin improvement plan announced September 7, 2006, before taxes. This is an increase of approximately $0.30 per share, in the aggregate, after the effect of taxes.

Management offers the following outlook for the full fiscal year 2007 ending February 28, 2007:

•	Revenue is expected to be in the range of $950 million to $970 million

•	U.S. GAAP diluted earnings per share are expected to be in the range of $1.08 to $1.15

•	Non-GAAP diluted earnings per share are expected to be in the range of $1.58 to $1.65

Expected non-GAAP diluted earnings per share for fiscal year 2007 ending February 28, 2007, exclude approximately $6.8 million of amortization of acquisition-related intangible assets, approximately $23.3 million of stock-based compensation expense, and approximately $28.0 million of restructuring charges related to the company’s operating margin improvement plan announced September 7, 2006, before taxes. This is an increase of approximately $0.50 per share, in the aggregate, after the effect of taxes.

Cognos management will host a conference call to present results for the second quarter of fiscal year 2007 and business outlook at 5:15 p.m. Eastern Time, today, September 21, 2006.

Listeners can access the conference call at 416-640-1907 or via Webcast at http://www.cognos.com/company/investor/events/fy07q2. Presentation slides for the call can be accessed at the Investor Relations area of the Cognos Web site approximately 15 minutes prior to the start of the call.

An archive of the Webcast can be accessed at http://www.cognos.com/company/investor/events/fy07q2 following the conference call.

A replay of the conference call will be available from September 21 at 8:15 p.m. Eastern Time until October 5 at 11:59 p.m. Eastern Time. The replay can be accessed at 416-640-1917. The passcode for the replay is 21201976#.

Safe Harbor for Forward-Looking Statements

Certain statements made in this press release that are not based on historical information (including those in the section entitled “Business Outlook”) are forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and Section 138.4(9) of the Ontario Securities Act.  Such forward-looking statements relate to, among other things, the company’s expectations with respect to revenue and earnings per share (on both a GAAP and non-GAAP basis) for the third quarter of fiscal year 2007 and the full fiscal year 2007; the assumptions set out in the “Business Outlook” including those relating to the economy, U.S. GAAP tax rate, the exchange rate for the Canadian dollar and Euro in U.S. currency, and third quarter restructuring charges; the amount and impact of amortization of acquisition-related intangible assets, stock-based compensation and restructuring charges related to our margin improvement plan; the company’s position and priorities for the second half of its fiscal year and beyond; the future modification of Non-GAAP Measures, as defined in “Discussion of Non-GAAP Financial Measures”; the exclusion of restructuring charges as part of Non-GAAP Measures in our fiscal third quarter ending November 30, 2006 and fiscal year ending February 28, 2007; and other matters. Certain assumptions were applied in making the forward-looking statements, such as the business outlook, and material assumptions are set out above in the section entitled “Business Outlook.”

These forward-looking statements are neither promises nor guarantees, but involve risks, factors and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that may cause such differences include, but are not limited to: the impact on Cognos’ business of the delay in filing its annual and quarterly reports; Cognos’ transition to Cognos 8 and customer acceptance and implementation of Cognos 8; a continuing increase in the number of larger customer transactions and the related lengthening of sales cycles and challenges in executing on these sales opportunities; the company’s ability to identify, hire, train, motivate, and retain highly qualified management/other key personnel (including sales personnel) and its ability to manage changes and transitions in management/other key personnel; the incursion of enterprise resource planning and other major software companies into the BI market; continued BI and software market consolidation and other competitive changes in the BI and software market; currency fluctuations; the impact of the implementation of SFAS No. 123R; the company’s ability to predict the impact of its margin improvement plan on expenses, employee retention and other matters; the company’s ability to develop, introduce and implement new products as well as enhancements or improvements for existing products that respond to customer/product requirements and rapid technological change; the impact of global economic conditions on the company’s business; the company’s ability to maintain or accurately forecast revenue or to anticipate and accurately forecast a decline in revenue from any of its products or services; the company’s ability to compete in an intensely competitive market; new product introductions and enhancements by competitors; the company’s ability to select and implement appropriate business models, plans and strategies and to execute on them; fluctuations in the company’s quarterly and annual operating results; fluctuations in the company’s tax exposure; the impact of natural disasters on the overall economic condition of North America; unauthorized use or misappropriation of the company’s intellectual property; claims by third parties that the company’s software infringes their intellectual property; the risks inherent in international operations, such as the impact of the laws, regulations, rules and pronouncements of foreign jurisdictions and their interpretation by foreign courts, tribunals, regulatory and similar bodies; the company’s ability to identify, pursue, and complete acquisitions with desired business results; the existence of regulatory barriers to integration; the impact of the implementation of changes in the application of accounting pronouncements and interpretations; as well as the risk factors discussed in the company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the United States Securities and Exchange Commission (“SEC”) and the Canadian Securities Administrators (“CSA”), as well as other periodic reports filed with the SEC and the CSA. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The company disclaims any obligation to publicly update or revise any such statement to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Discussion of Non-GAAP Financial Measures

In addition to our GAAP results, Cognos discloses adjusted operating margin percentage, net income and net income per share, referred to respectively as “non-GAAP operating margin percentage,” “non-GAAP net income,” and “non-GAAP net income per diluted share.” These items, which are collectively referred to as “Non-GAAP Measures,” exclude the impact of stock-based compensation and the amortization of acquisition-related intangible assets. From time to time, subject to the review and approval of the audit committee of the Board of Directors, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify the Non-GAAP Measures by excluding these expenses and gains. For example, the charges related to the restructuring plan announced September 7, 2006 will be excluded as part of Non-GAAP Measures for our fiscal third quarter ending November 30, 2006 and fiscal year ending February 28, 2007. This has also been excluded in our Non-GAAP guidance issued as part of this release.

Management defines its core operating performance to be the revenues recorded in a particular period and the expenses incurred within that period which management has the capability of directly affecting in order to drive operating income. Non-cash stock-based compensation and amortization of acquisition-related intangible assets are excluded from the Company’s core operating performance because the decisions which gave rise to these expenses were not made to drive revenue in a particular period, but rather were made for the long term benefit of the Company over multiple periods. While strategic decisions, such as the decisions to issue stock-based compensation or to acquire a company, are made to further the Company’s long term strategic objectives and do impact our income statement under GAAP, these items affect multiple periods and management is not able to change or affect either item within any particular period. Therefore, management excludes these impacts in its planning, monitoring, evaluation and reporting of our underlying revenue-generating operations for a particular period.

Prior to the adoption of Financial Accounting Standards Board Statement 123 Revised “Share-based Payment” (“FAS 123R”) on March 1, 2006, the beginning of the Company’s fiscal year 2007, management’s practice was to exclude stock-based compensation internally to evaluate performance. With the adoption of FAS 123R, management concluded that the Non-GAAP Measures could provide relevant disclosure to investors as contemplated by Staff Accounting Bulletin 107. As of the beginning of our current fiscal year, management also began excluding amortization of acquisition-related intangible assets when assessing appropriate adjustments for non-GAAP presentations. While both of these items are recurring and affect GAAP net income, management does not use them to assess the business’ operational performance for any particular period because: each item affects multiple periods and is unrelated to business performance in a particular period; management is not able to change either item in any particular period; and neither item contributes to the operational performance of the business for any particular period.

In the case of stock-based compensation, as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2006 (“2006 Form 10-K”), the Company’s compensation strategy is to use stock-based compensation “as a key tool for ensuring that key employees and executives are engaged and motivated to remain at the Company for the long term.” It is aimed at long term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational performance in any particular period. As further discussed in the 2006 Form 10-K, the Company uses annual cash bonus payouts for executives and other employees to motivate and reward annual operational performance in the areas of revenue and operating margin achievement. Since the beginning of fiscal year 2007, operating margin achievement has been measured on a non-GAAP basis, excluding stock-based compensation and amortization of acquisition-related intangible assets expenses.

Management views amortization of acquisition-related intangible assets, such as the amortization of an acquired company’s research and development efforts, customer lists and customer relationships, as items arising during the time that preceded the acquisition. It is a cost that is determined at the time of the acquisition. While it is continually viewed for impairment, amortization of the cost is a static expense, one that is typically not affected by operations during any particular period and does not contribute to operational performance in any particular period.

The restructuring plan reflects a fundamental realignment of our business, including significant personnel reductions within higher levels of management. The restructuring charges are excluded in our Non-GAAP measures because they are significantly different in magnitude and character from routine personnel adjustments that management makes when monitoring and conducting the Company’s core operations.  The restructuring decision and related expenses are not related to operating performance for any particular period, and are not controllable by our operating managers in any particular period.  Instead, the restructuring is intended to align our business model and expense structure to our position in the market we are experiencing, and expect to experience, over the long term.

Management also uses these Non-GAAP Measures to operate the business because the excluded expenses are not under the control of, and accordingly are not used in evaluating the performance of, operations personnel within their respective areas of responsibility. In the case of stock-based compensation expense, the award of stock options is governed by the human resources and compensation committee of the Board of Directors. With respect to acquisition-related intangible assets and charges associated with the restructuring plan, these charges arise from acquisitions and reorganizations which are the result of strategic decisions which are not the responsibility of most levels of operational management. The restructuring charges, like our stock-based compensation charges and amortization of acquisition-related intangible assets, are excluded in management’s internal evaluations of our operating results and are not considered for management compensation purposes.

Ultimately, stock-based compensation, amortization of acquisition-related intangible assets and restructuring expenses are incurred to further the Company’s long-term strategic objectives, rather than to achieve operational performance objectives for any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the Non-GAAP Measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period. Further, management considers this supplemental information to be beneficial to shareholders because it shows the Company’s operating performance without the impact of charges that are largely unrelated to the performance of our underlying revenue-generating operations during the period in which the charges are recorded.  Including such disclosure in the Company’s filings also provides investors with greater transparency on period-to-period performance and the manner in which management views, conducts and evaluates the business.

Because the Non-GAAP Measures are not calculated in accordance with GAAP, they are used by management as a supplement to, and not an alternative to, or superior to, financial measures calculated in accordance with GAAP. There are a number of limitations on the Non-GAAP Measures, including the following:

•	These Non-GAAP Measures do not have standardized meanings and may not be comparable to similar non-GAAP measures used or reported by other software companies.

•	The Non-GAAP Measures do not reflect all costs associated with the Company’s operations determined in accordance with GAAP. For example:

o	Non-GAAP operating margin performance and non-GAAP net income do not include stock-based compensation expense related to equity awards granted to our workforce. Cognos’ stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results under FAS 123R. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from our non-GAAP measures.

o	Although amortization of acquisition-related intangible assets does not directly impact our current cash position, such expense represents the declining value of the technology or other intangible assets that we have acquired. These assets are amortized over their respective expected economic lives or impaired, if appropriate. The expense associated with this decline in value is excluded from our non-GAAP disclosures and therefore our Non-GAAP Measures do not include the costs of acquired intangible assets that supplement our research and development.

o	The restructuring charges primarily represent severance charges associated with our “operating margin improvement plan” announced September 7, 2006. These charges are a significant expense from a GAAP perspective and the costs associated with the restructuring would be operational in nature absent the restructuring plan. Most of the charges are cash expenditures which are excluded from our Non-GAAP Measures.

•	Excluded expenses for stock-based compensation and amortization of acquisition-related intangible assets will recur and will impact the Company’s GAAP results. The Non-GAAP Measures should not be construed as an inference that the excluded items are unusual, infrequent or non-recurring.

As a result of these limitations, management recognizes that the Non-GAAP Measures should not be considered in isolation or as an alternative to the Company’s results as reported under GAAP. Management compensates for theses limitations by relying on the Non-GAAP Measures only as a supplement to the Company’s GAAP results.

About Cognos:

Cognos, the world leader in business intelligence and performance management solutions, provides world-class enterprise planning and BI software and services to help companies plan, understand and manage financial and operational performance.

Cognos brings together technology, analytical applications, best practices, and a broad network of partners to give customers a complete performance system. The Cognos performance system is an open and adaptive solution that leverages an organization’s ERP, packaged applications, and database investments. It gives customers the ability to answer the questions – How are we doing? Why are we on or off track? What should we do about it? – and enables them to understand and monitor current performance while planning future business strategies.

Cognos serves more than 23,000 customers in more than 135 countries, and its top 100 enterprise customers consistently outperform market indexes. Cognos performance management solutions and services are also available from more than 3,000 worldwide partners and resellers. For more information, visit the Cognos Web site at http://www.cognos.com.

_________________

Cognos and the Cognos logo are trademarks or registered trademarks of Cognos Incorporated in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

Note to Editors: Copies of previous Cognos press releases and Corporate and product information are available on the Cognos Web site at www.cognos.com, and at PR Newswire’s site at www.prnewswire.com.

SUPPLEMENTARY INFORMATION (unaudited):

	FY2006			FY2007

	Q2	Q3	Q4	Q1	Q2

Total License Revenue ($000s)	78,649	75,510	117,942	73,735	78,005

Year-Over-Year License Revenue Growth	4%	(18)%	(9)%	4%	(1)%

Geographic Distribution:
Total Revenue ($000s)
Americas	122,593	122,171	147,560	129,913	137,155
Europe	67,596	72,972	87,474	72,225	72,311
Asia/Pacific	21,853	17,111	18,095	14,902	20,424

% of Total
Americas	58%	58%	58%	60%	60%
Europe	32%	34%	35%	33%	31%
Asia/Pacific	10%	8%	7%	7%	9%

Year-Over-Year Revenue Growth – Total
Americas	11%	1%	5%	12%	12%
Europe	17%	5%	(7)%	9%	7%
Asia/Pacific	28%	(12)%	(14)%	(18)%	(7)%

Pro Forma Year-Over-Year Revenue Growth – In Local Currency
Americas	10%	0%	3%	11%	11%
Europe	17%	14%	4%	11%	2%
Asia/Pacific	22%	(10)%	(9)%	(15)%	(7)%

Orders (License, Support, Services)
> $1M	9	7	18	13	10
> $200K	124	115	242	118	120
> $50K	754	737	1,241	728	819

Average Selling Price (License Orders Only) ($000s)
>$50K	172	157	192	186	181

New vs Existing License Revenue – % of Total
New	31%	29%	27%	29%	31%
Existing	69%	71%	73%	71%	69%

Channel – License Revenue – % of Total
Direct	74%	72%	77%	70%	72%
Third Party	26%	28%	23%	30%	28%

Other Statistics
Cash, cash equivalents, and
short-term investments ($000s)	501,252	483,259	551,002	610,184	618,084

Days sales outstanding	60	66	77	58	57

Total employees	3,453	3,566	3,574	3,622	3,662

COGNOS INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME

(US$000s except share amounts, U.S. GAAP)
(Unaudited)

	Three months ended August 31,		Six months ended August 31,

	2006	2005	2006	2005

Revenue
Product license	$ 78,005	$ 78,649	$151,740	$149,795
Product support	103,262	92,062	203,443	180,567
Services	48,623	41,331	91,747	81,755

Total revenue	229,890	212,042	446,930	412,117

Cost of revenue
Cost of product license	1,445	1,409	3,202	2,631
Cost of product support	11,384	8,914	22,611	17,910
Cost of services	39,805	32,705	77,321	65,002

Total cost of revenue	52,634	43,028	103,134	85,543

Gross margin	177,256	169,014	343,796	326,574

Operating expenses
Selling, general, and administrative	117,981	109,327	235,573	215,042
Research and development	33,869	29,520	67,148	59,285
Amortization of acquisition-related intangible
assets	1,702	1,637	3,403	3,274

Total operating expenses	153,552	140,484	306,124	277,601

Operating income	23,704	28,530	37,672	48,973
Interest and other income, net	6,216	3,051	11,227	5,831

Income before taxes	29,920	31,581	48,899	54,804
Income tax provision	6,160	6,681	10,601	9,532

Net income	$ 23,760	$ 24,900	$ 38,298	$ 45,272

Net income per share
Basic	$0.26	$0.27	$0.43	$0.50

Diluted	$0.26	$0.27	$0.42	$0.48

Weighted average number of shares (000s)
Basic	89,718	90,740	89,805	90,909

Diluted	90,221	92,806	90,523	93,350

COGNOS INCORPORATED
CONSOLIDATED BALANCE SHEETS

(US$000s, U.S. GAAP)
(Unaudited)

	August 31, 2006	February 28, 2006

Assets
Current assets
Cash and cash equivalents	$ 417,499	$ 398,634
Short-term investments	200,585	152,368
Accounts receivable	144,598	216,850
Income taxes receivable	7,162	1,363
Prepaid expenses and other current assets	25,604	31,978
Deferred tax assets	11,828	12,936

	807,276	814,129
Fixed assets, net	77,963	75,821
Intangible assets, net	18,928	22,125
Other assets	6,356	6,096
Deferred tax assets	6,780	6,928
Goodwill	225,709	225,709

	$ 1,143,012	$ 1,150,808

Liabilities
Current liabilities
Accounts payable	$ 24,603	$ 33,975
Accrued charges	33,112	30,799
Salaries, commissions, and related items	66,827	73,229
Income taxes payable	7,173	6,009
Deferred income taxes	5,908	4,118
Deferred revenue	212,473	246,562

	350,096	394,692
Deferred income taxes	32,676	30,344

	382,772	425,036

Stockholders’ Equity
Capital stock
Common shares and additional paid-in capital
(August 31, 2006 – 89,729,851; February 28, 2006 – 89,826,706)	460,536	439,680
Treasury shares
(August 31, 2006 – 124,854; February 28, 2006 – 55,970)	(3,705)	(1,563)
Retained earnings	298,463	283,168
Accumulated other comprehensive income	4,946	4,487

	760,240	725,772

	$ 1,143,012	$ 1,150,808

COGNOS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS

(US$000s, U.S. GAAP)
(Unaudited)

	Three months ended August 31,		Six months ended August 31,

	2006	2005	2006	2005

Cash flows from operating activities
Net income	$ 23,760	$ 24,900	$ 38,298	$ 45,272
Non-cash items
Depreciation and amortization	7,360	7,240	14,600	14,405
Amortization of deferred stock-based compensation	4,586	4,558	9,743	8,640
Deferred income taxes	(413)	1,735	4,768	(2,092)
Loss on disposal of fixed assets	377	186	516	273

	35,670	38,619	67,925	66,498
Change in non-cash working capital
Decrease (increase) in accounts receivable	(4,865)	(1,871)	76,275	44,964
Increase in income tax receivable	(1,485)	(4,307)	(5,792)	(6,309)
Decrease (increase) in prepaid expenses and other current assets	522	(586)	7,413	837
Decrease in accounts payable	(2,969)	(981)	(9,996)	(9,024)
Increase (decrease) in accrued charges	(352)	2,629	1,258	(5,374)
Increase (decrease) in salaries, commissions, and related items	6,230	5,615	(8,595)	(30,518)
Increase (decrease) in income taxes payable	4,206	2,959	851	(12,982)
Decrease in deferred revenue	(20,836)	(12,821)	(40,568)	(23,646)

Net cash provided by operating activities	16,121	29,256	88,771	24,446

Cash flows from investing activities
Maturity of short-term investments	264,354	118,610	376,969	246,535
Purchase of short-term investments	(191,486)	(96,140)	(424,122)	(198,123)
Additions to fixed assets	(4,544)	(6,161)	(10,915)	(10,917)
Additions to intangible assets	(370)	(196)	(696)	(441)
Increase in other assets	(488)	(365)	(219)	(120)
Acquisition costs, net of cash and cash equivalents	--	--	--	131

Net cash provided by (used in) investing activities	67,466	15,748	(58,983)	37,065

Cash flows from financing activities
Issue of common shares	576	5,802	13,511	17,586
Purchase of treasury shares	(2,545)	(177)	(2,545)	(177)
Repurchase of shares	--	(23,694)	(24,998)	(48,948)

Net cash used in financing activities	(1,969)	(18,069)	(14,032)	(31,539)

Effect of exchange rate changes on cash	(1,297)	751	3,109	(3,208)

Net increase in cash and cash equivalents	80,321	27,686	18,865	26,764
Cash and cash equivalents, beginning of period	337,178	377,426	398,634	378,348

Cash and cash equivalents, end of period	417,499	405,112	417,499	405,112
Short-term investments, end of period	200,585	96,140	200,585	96,140

Cash, cash equivalents, and short-term investments, end of period	$ 618,084	$ 501,252	$ 618,084	$ 501,252

COGNOS INCORPORATED
RECONCILIATION OF U.S. GAAP TO NON-GAAP

(US$000s except share amounts)
(Unaudited)

	Three months ended August 31,		Six months ended August 31,

	2006	2005	2006	2005

Operating Income
GAAP Operating Income	$ 23,704	$ 28,530	$ 37,672	$ 48,973
Plus:
Amortization of acquisition-related intangible assets	1,702	1,637	3,403	3,274
Stock-based compensation expense	5,757	4,558	10,835	8,640

Non-GAAP Operating Income	$ 31,163	$ 34,725	$ 51,910	$ 60,887

Operating Margin Percentage
GAAP Operating Margin Percentage	10.3%	13.5%	8.4%	11.9%
Plus:
Amortization of acquisition-related intangible assets	0.8	0.8	0.8	0.8
Stock-based compensation expense	2.5	2.1	2.4	2.1

Non-GAAP Operating Margin Percentage	13.6%	16.4%	11.6%	14.8%

Net Income
GAAP Net Income	$ 23,760	$ 24,900	$ 38,298	$ 45,272
Plus:
Amortization of acquisition-related intangible assets	1,702	1,637	3,403	3,274
Stock-based compensation expense	5,757	4,558	10,835	8,640
Less:
Income tax effect of amortization of acquisition-related
intangible assets	(646)	(624)	(1,271)	(1,249)
Income tax effect of stock-based compensation expense	(528)	(572)	(1,459)	(1,033)

Non-GAAP Net Income	$ 30,045	$ 29,899	$ 49,806	$ 54,904

Net Income per diluted share
GAAP Net Income per diluted share	$0.26	$0.27	$0.42	$0.48
Plus:
Amortization of acquisition-related intangible assets	0.02	0.02	0.04	0.04
Stock-based compensation expense	0.06	0.05	0.12	0.09
Less:
Income tax effect of amortization of acquisition-related
intangible assets	(0.01)	(0.01)	(0.01)	(0.01)
Income tax effect of stock-based compensation expense	--	(0.01)	(0.02)	(0.01)

Non-GAAP Net Income per diluted share	$0.33	$0.32	$0.55	$0.59

Shares used in computing diluted net income per share	90,221	92,806	90,523	93,350

The following table shows the classification of stock-based compensation expense:

	Three months ended August 31,		Six months ended August 31,

	2006	2005	2006	2005

	($000)
Cost of Product Support	$ 65	$ 117	$ 161	$ 231
Cost of Services	159	194	346	401
Selling, General and Administrative	5,100	3,253	9,404	6,123
Research and Development	433	994	924	1,885

Total	$5,757	$4,558	$10,835	$8,640

COGNOS INCORPORATED
RECONCILIATION OF US GAAP TO NON-GAAP
DILUTED EARNINGS PER SHARE FOR BUSINESS OUTLOOK

(Unaudited)

	Three Months ending November 30, 2006	Twelve Months ending February 28, 2007

Projected US GAAP Diluted Earnings per Share	$0.10 – $0.14	$1.08 – $1.15
Plus:
Amortization of acquisition-related intangible assets	0.02	0.08
Stock-based compensation expense	0.06	0.25
Restructuring Charge	0.31	0.31
Less:
Income tax effect of non-GAAP adjustments	(0.09)	(0.14)

Projected non-GAAP Diluted Earnings per Share	$0.40 – $0.44	$1.58 – $1.65